Exhibit 99.1
Post Holdings Provides Preliminary Unaudited Selected Financial Data for Fourth Quarter of Fiscal Year 2023; Issues Fiscal Year 2024 Outlook; Schedules Fourth Quarter and Fiscal Year 2023 Conference Call
St. Louis - November 6, 2023 - Post Holdings, Inc. (NYSE:POST) today provided certain preliminary unaudited selected financial data for the fourth quarter of fiscal year 2023 and issued its outlook for fiscal year 2024. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in Post’s filings with the Securities and Exchange Commission (the “SEC”), the matters discussed under “Risk Factors” in Post’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and any updated risks discussed in Post’s other filings with the SEC.
Preliminary Unaudited Selected Financial Data for the Fourth Quarter of Fiscal Year 2023
The following are preliminary estimates for the fiscal quarter ended September 30, 2023:
•Net sales of approximately $1.9 billion
•Adjusted EBITDA (non-GAAP)* of approximately $349 million driven by strong results from both cereal and pet food within Post Consumer Brands and continued outperformance in Foodservice
* For additional information regarding the non-GAAP measure Adjusted EBITDA, see the related explanations presented under “Use of Non-GAAP Measure” later in this release.
“Our fourth quarter was the culmination of an exceptional fiscal year as we achieved a step change increase in our Adjusted EBITDA driven by tremendous Foodservice results, significant price realization and supply chain improvements within our retail businesses and a strong start to our recently acquired pet food business,” said Jeff A. Zadoks, interim Chief Executive Officer of Post. “As demonstrated by our outlook range, we expect fiscal 2024 to be another strong year as the normalization of Foodservice profitability is offset by a full year of ownership of the pet food business plus profit growth across our retail businesses.”
The preliminary financial data discussed above consist of estimates derived from Post’s internal books and records and have been prepared by, and are the responsibility of, Post’s management, are based upon information available to management as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.
Outlook
Post management expects Adjusted EBITDA for fiscal year 2024 to be between $1,200-1,260 million. This guidance excludes any contribution from the previously announced acquisition of Perfection Pet Foods, LLC, which is expected to be completed late in the fourth calendar quarter of 2023, Post’s first quarter of fiscal year 2024, subject to customary closing conditions.
Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, gain/loss on extinguishment of debt, net, equity method investment adjustment, mark-to-market adjustments and impairments on equity securities and investments, transaction and integration costs and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding the non-GAAP measure Adjusted EBITDA, see the related explanations presented under “Use of Non-GAAP Measure.”
Use of Non-GAAP Measure
Post uses the non-GAAP measure Adjusted EBITDA in this release to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is provided later in this release under “Explanation and Reconciliation of Non-GAAP Measure.”
Management uses Adjusted EBITDA as a key metric in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of this non-GAAP measure provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends. Adjusted EBITDA is not prepared in accordance with GAAP, as it excludes certain items as described later in this release. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. For additional information regarding this non-GAAP measure, see the related explanations provided under “Explanation and Reconciliation of Non-GAAP Measure.”
Conference Call to Discuss Earnings Results and Outlook
Post plans to release its financial results for the fourth quarter after market close on Thursday, November 16, 2023, and will hold a conference call on Friday, November 17, 2023 at 9:00 a.m. ET to discuss financial results for the fourth quarter and fiscal year 2023 and fiscal year 2024 outlook and to respond to questions.
Interested parties may join the conference call by registering in advance at the following link: https://register.vevent.com/register/BI0ca0805c86804c3697075348f9759f2d. Upon registration, participants will receive a dial-in number and a unique passcode to access the conference call. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investors section of Post’s website at www.postholdings.com. A webcast replay also will be available for a limited period on Post’s website in the Investors section.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post’s management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward Looking Statements
Certain matters discussed in this release are forward-looking statements, including Post’s Adjusted EBITDA outlook for fiscal year 2024. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•volatility in the cost or availability of inputs to Post’s businesses (including raw materials, energy and other supplies and freight);
•consumer and customer reaction to Post’s pricing actions;

•disruptions or inefficiencies in Post’s supply chain, inflation, labor shortages, public health crises, climatic events, avian influenza and other agricultural diseases and pests, fires and other events beyond Post’s control;
•changes in economic conditions, financial instability, disruptions in capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•Post’s high leverage, Post’s ability to obtain additional financing and service its outstanding debt (including covenants restricting the operation of Post’s businesses) and a potential downgrade in Post’s credit ratings;
•business disruption or other losses from political instability, terrorism, war or armed hostilities or geopolitical tensions;
•Post’s ability to hire and retain talented personnel, increases in labor-related costs, employee safety, labor strikes, work stoppages and unionization efforts;
•the ability of Post and its private brands customers to compete in their product categories, including the success of pricing, advertising and promotional programs and the ability to anticipate and respond to changes in consumer and customer preferences and behaviors;
•the success of new product introductions;
•allegations that Post’s products cause injury or illness, product recalls and withdrawals, product liability claims and other related litigation;
•compliance with existing and changing laws and regulations;
•the impact of litigation;
•Post’s ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions;
•Post’s ability to successfully integrate the branded and private label pet food assets and operations acquired from The J.M. Smucker Company (“Smucker,” and the assets and operations acquired, “Pet Food”), deliver on the expected financial contribution, cost savings and synergies from the Pet Food acquisition and maintain relationships with Pet Food employees, customers and suppliers, while maintaining focus on Post’s pre-acquisition businesses;
•Post’s and Smucker’s ability to comply with certain ancillary agreements associated with the Pet Food acquisition;
•differences in Post’s actual operating results from any of Post’s guidance regarding its future performance;
•risks related to the intended tax treatment of Post’s divestitures of its interest in BellRing Brands, Inc. (“BellRing”);
•Post’s ability to successfully implement business strategies to reduce costs;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents or information security breaches;
•Post’s reliance on third parties for the manufacture of many of its products;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale of its restaurants business, including certain indemnification obligations and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•Post’s ability to protect its intellectual property and other assets and to license third party intellectual property;
•risks associated with Post’s international businesses;
•impairment in the carrying value of goodwill or other intangibles;
•changes in critical accounting estimates;
•losses or increased funding and expenses related to Post’s qualified pension or other postretirement plans;
•conflicting interests or the appearance of conflicting interests resulting from any of Post’s directors and officers also serving as directors or officers of other companies; and
•other risks and uncertainties described in Post’s filings with the SEC.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal and pet food categories and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Lisa Hanly
lisa.hanly@postholdings.com
(314) 665-3180

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURE
Post uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is provided in the table following this section. Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed below, and may not be comparable to similarly-titled measures of other companies.
Post believes that Adjusted EBITDA is useful to investors in evaluating Post’s operating performance and liquidity because (i) Post believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of Post’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management uses Adjusted EBITDA to provide forward-looking guidance and to forecast future results.

Post’s preliminary Adjusted EBITDA for the quarter ended September 30, 2023 reflects adjustments for income taxes, net interest expense, depreciation and amortization, as well as the following adjustments:

1.Income/expense on swaps, net: Post has excluded the impact of mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and as the amount and frequency of such adjustments are not consistent.
2.Gain/loss on extinguishment of debt, net: Post has excluded gains and losses recorded on extinguishment of debt, inclusive of payments for premiums, the write-off of debt issuance costs and tender fees and the write-off of net unamortized debt premiums, net of gains realized on debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
3.Impairment of goodwill and other intangible assets: Post has excluded expenses for impairment of the Cheese and Dairy reporting unit as such non-cash amounts are inconsistent in amount and frequency and Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
4.Non-cash stock-based compensation: Post’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. Post has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of Post’s operating performances to other periods.
5.Equity method investment adjustment: Post has included adjustments for the 8th Avenue Foods & Provisions, Inc. (“8th Avenue”) equity investment loss and Post’s portion of income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s unconsolidated investment accounted for using equity method accounting, as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
6.Mark-to-market adjustments and impairments on equity securities and investments: Post has excluded the impact of mark-to-market adjustments and impairments on equity securities and investments due to the inherent volatility associated with such amounts based on changes in market pricing variations and as the amount and frequency of such adjustments are not consistent. Additionally, these adjustments are primarily non-cash items and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
7.Transaction costs and integration costs: Post has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures, costs incurred in connection with Post’s distribution of its interest in BellRing and integration costs incurred to integrate acquired or to-be-acquired businesses as Post believes that these exclusions allow for more meaningful evaluation of Post’s current operating performance and comparisons of Post’s operating performance to other periods. Post believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of Post or the performance of the divested assets, and such costs are not factored into management’s evaluation of potential acquisitions or Post’s performance after completion of an acquisition or the evaluation to divest an asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the transaction and the maturity of the businesses being acquired or divested. Also, the size, complexity and/or volume of past transactions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future transactions. By excluding these expenses, management is better able to evaluate Post’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for Post.
8.Restructuring and facility closure costs, excluding accelerated depreciation: Post has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
9.Inventory revaluation adjustment on acquired businesses: Post has excluded the impact of fair value step-up adjustments to inventory in connection with business combinations as such adjustments represent non-cash items, are not consistent in amount and frequency and are significantly impacted by the timing and size of Post’s acquisitions.
10.Advisory income: Post has excluded advisory income received from 8th Avenue as Post believes such income does not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
11.Noncontrolling interest adjustment: Post has included adjustments for interest expense, income tax expense, and depreciation and amortization for consolidated investments which are attributable to the noncontrolling owners of the consolidated investments, as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.

RECONCILIATION OF PRELIMINARY NET EARNINGS FROM CONTINUING OPERATIONS TO PRELIMINARY ADJUSTED EBITDA (Unaudited)
(in millions)

Three Months Ended September 30,
2023
Preliminary Net Earnings from Continuing Operations	$ 65.7
Income tax expense	29.3
Interest expense, net	76.7
Depreciation and amortization	113.8
Income on swaps, net	(19.5)
Gain on extinguishment of debt, net	(19.3)
Impairment of goodwill	42.2
Non-cash stock-based compensation	20.0
Equity method investment adjustment	0.1
Mark-to-market adjustments and impairments on equity securities and investments	23.2
Integration costs	10.9
Transaction costs	1.1
Restructuring and facility closure costs, excluding accelerated depreciation	4.6
Inventory revaluation adjustment on acquired businesses	0.1
Advisory income	(0.2)
Noncontrolling interest adjustment	0.3
Preliminary Adjusted EBITDA	$ 349.0
Preliminary Adjusted EBITDA as a percentage of Preliminary Net Sales	17.9%